Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89332) of Kyphon Inc. of our report dated January 31, 2003, except for Note 14, as to which the date is February 25, 2003, relating to the consolidated financial statements and our report dated January 31, 2003, relating to the financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 28, 2003